UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2010

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, California 92688

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 1.01.  Entry into a Material Definitive Agreement.

On August 5, 2010, Liquidmetal Technologies, Inc., a Delaware corporation (“Liquidmetal”), entered into a Master Transaction Agreement with Apple Inc., a California corporation (“Apple”), pursuant to which (i) Liquidmetal contributed substantially all of its intellectual property assets to a newly organized special-purpose, wholly-owned subsidiary (the “IP Company”), (ii) the IP Company granted to Apple a perpetual, worldwide, fully-paid, exclusive license to commercialize such intellectual property in the field of consumer electronic products in exchange for a license fee, and (iii) the IP Company granted back to Liquidmetal a perpetual, worldwide, fully-paid, exclusive license to commercialize such intellectual property in all other fields of use (together with all ancillary agreements, the “Master Transaction Agreement”).

The foregoing does not purport to be a complete description of Master Transaction Agreement and is qualified by reference to the full text of such agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ Larry Buffington
Larry Buffington,
President and Chief Executive Officer

Date: August 9, 2010